Exhibit 99.1

Virgin America Inc. (NASDAQ: VA) (the “Company”) is in the process of closing its books for the year ended December 31, 2014, and anticipates releasing its fourth quarter and full year 2014 financial results on February 18, 2015. This investor update provides guidance for the Company’s current expectations related to certain items for such periods. All data is based on preliminary estimates.

Fourth Quarter 2014 Guidance

Fourth Quarter 2014 Special Items

The Company expects to record certain special items in its fourth quarter 2014 financial results related to its initial public offering. These items include equity-related compensation associated with the distribution to certain employees of proceeds from the sale of shares by an employee stock ownership plan, and compensation associated with previous management equity awards containing vesting or other grant conditions that were contingent upon the Company’s initial public offering. The Company expects these special equity-related compensation charges to total approximately $19 million.

In addition, the Company expects to record other special items totaling approximately $4 million associated with the exit of service at Dallas/Fort Worth International Airport and Philadelphia International Airport, and mark-to-market adjustments on fuel hedges that will settle in 2015.

The table below sets forth the Company’s current estimates for certain items, including the change in Cost per Available Seat Mile (CASM) excluding these special items for the fourth quarter of 2014 as compared to the fourth quarter of 2013.

Fourth Quarter 2014

Expected Unit Revenue and Cost Performance

Item	Year-over-Year Change (vs.4th Quarter 2013)
Passenger Revenue per Available Seat Mile (PRASM):	+0.5% - +1.0%
Total Revenue per Available Seat Mile (RASM)	+2.5% - +3.0%
Cost per Available Seat mile (CASM), excluding non-recurring items:	+1.0% - +1.5%
CASM excluding Fuel and Profit Sharing:	+3.0% - +3.5%

Fuel Costs

The Company expects its realized total jet fuel economic cost per gallon, inclusive of costs for fuel taxes, and hedges related to the fourth quarter of 2014, to be approximately $2.87 per gallon. This estimated rate excludes the market value adjustment noted as a special item above for hedge instruments that will settle in 2015.

Dilutive Share Count

For the fourth quarter of 2014, the Company expects its fully diluted share count under Generally Accepted Accounting Principles (GAAP) to be approximately 24 million shares. This represents the weighted average number of fully diluted shares outstanding over the quarter, which is based on the Company’s average of the pre-initial public offering capital structure for 49 days and post-initial public offering capital structure for the remainder of the quarter.

Following the offering, the Company’s current total shares outstanding is approximately 43 million shares.

2015 Capacity Guidance and Operating Cost Outlook

2015 Capacity

The Company currently expects its capacity, as measured by available seat miles, to increase by 3.0% to 4.0% for the first quarter 2015, and approximately 2.0% - 3.0% for the year ending December 31, 2015.

2015 Compensation Expense and Operating Costs

The Company is introducing a number of changes to its compensation programs in 2015 that are designed to align compensation with current industry average compensation across all of the Company’s work groups. Specifically, the Company will introduce compensation increases in April 2015 averaging 15% for its pilots and 5% for most other work groups1. The Company is also introducing a discretionary program called “401(k) Plus” under which the Company will make additional contributions of 4.5% of salary for pilots and 1.5% for all other teammates for 2015. 401(k) Plus contributions will be evaluated annually by the Company’s board of directors and may change in future years.

In addition, the Company is implementing a pre-tax income threshold for its annual teammate Profit Sharing program, which will be determined by multiplying $1.5 million times the average number of aircraft in the Company’s fleet for the full year. When determining pre-tax income, the Company will exclude any special items. For 2015, the Company expects the pre-tax income threshold to be approximately $81 million. The Company will only accrue Profit Sharing for its teammates on pre-tax income above this threshold. This threshold will reduce Profit Sharing compensation as compared to the prior program, which the Company believes will bring variable based pay more in line with the domestic airline industry average.

[1]	The Company’s inflight teammates are excluded from these rate increases, as negotiations for a collective bargaining agreement with the Transport Workers Union covering these teammates is expected to commence later in 2015.

Inclusive of these changes to compensation programs, the Company is targeting an increase in CASM excluding Fuel and Profit Sharing for the full year 2015 between 4.0% and 6.0%.

Fuel Costs

The Company primarily uses jet fuel fixed-forward-pricing contracts and heating oil collars to hedge against future increases in fuel prices. As of January 15, 2015, the company has hedged approximately 66% of its expected first quarter 2015 fuel volume under these instruments at an average economic cost per gallon of $2.76, and approximately 44% of its expected second quarter 2015 fuel volume at an average economic cost per gallon of $2.48. The Company has no material hedges in place for the third and fourth quarters of 2015 as of January 15, 2015.

Outstanding Shares

The Company’s total outstanding shares after completion of its initial public offering in November 2014 is approximately 43 million. The Company has previously issued a number of potentially dilutive securities that will increase the fully dilutive share count under GAAP by approximately 1-2 million shares in future periods. The actual fully dilutive share count will be dependent on the Company’s average stock price in future periods, as well as the vesting and issuance of potentially dilutive securities.

Forward-Looking Statements

Statements in this investor update include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. When used in this update, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “would,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company’s objectives, plans or goals, the Company’s estimates of financial results or performance or actions the Company may take in the future, are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at which or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good-faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the price and availability of aircraft fuel; the Company’s ability to compete in an extremely competitive industry; the successful execution and implementation of the Company’s strategy; security concerns resulting from any threatened or actual terrorist attacks or other hostilities; the Company’s reliance upon technology and automated systems to operate its business; the potential effects of emergencies, accidents or similar incidents on the Company’s reputation and business; changes in economic conditions; the Company’s limited profitable operating history; changes in governmental regulations; and the Company’s ability to obtain financing or access capital markets. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of January 22, 2015, and which the Company has no current intention to update.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions of these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP to GAAP Reconciliations

The Company evaluates its financial performance using various financial measures, some of which are measures calculated under GAAP, and some of which use alternative methods of calculation (non-GAAP). These measures include net income/loss, net earnings/loss per share and CASM, among others. Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. All data is based on preliminary estimates.

CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. The Company believes that adjusting CASM for certain special items is useful to investors because the items are not expected to be incurred on a regular basis in future periods. The Company also believes that excluding fuel costs from CASM is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that reporting economic fuel cost per gallon excluding gains or losses on hedges that related to future periods is useful to investors because such gain or loss is not indicative of the actual future value of the underlying hedge contract, and the Company believes that excluding such gain or loss helps investors to understand the core operating performance in the current period. In addition, the Company believes that excluding profit sharing costs from CASM better allows investors to understand the core operating cost performance for the period and provides for a more meaningful comparison of the costs of the Company’s operations to those of the rest of the industry.

4th Quarter 2014 CASM	YOY Change
Total CASM	+ 7.5% - 8.0%
Less Special Items	(5.25% - 5.5%)
Less Fuel Expense	+ 1.0% - 1.5%
Less Profit Sharing Expense	(0.25% - 0.5%)
CASM excluding Special Items, Fuel Expense, and Profit Sharing Expense	+ 3.0% - 3.5%

2015 CASM	YOY Change
Total CASM[2]
Less Special Items[2]
Less Fuel Expense[2]
Less Profit Sharing Expense[2]
CASM excluding Special Items, Fuel Expense, and Profit Sharing Expense	4.0% - 6.0%

4th Quarter 2014 Fuel Cost per Gallon
Expected Fuel Cost per Gallon	$2.94
Less mark-to-market adjustments	$(0.07)
Expected Economic Fuel cost per Gallon	$2.87

[2]	The Company may incur additional special items in 2015. The Company is unable to estimate such items with reasonable certainty at this time. In addition, the Company is unable to estimate 2015 fuel expense or 2015 profit sharing expense with reasonable certainty at this time.